UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 9, 2017

NORTHWEST BIOTHERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	0-35737 (Commission File Number)	94-3306718 (IRS Employer Identification No.)

Bethesda, Maryland 20814

(Address of Principal Executive Offices)

(240) 497-9024

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2 below):

[ ]        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

As previously reported by Northwest Biotherapeutics, Inc. (the “Company”), as required by the Company’s indenture (“Indenture”) relating to its Convertible Senior Notes (the “Notes”) that were issued in August, 2014 and are otherwise due in August, 2017, the Company became obligated in January 2017 to make an offer to repurchase the Notes for cash. If the holder of the Notes (the “Holder”) were to accept the offer, the Company would be obligated to repurchase the Notes in full by March 10, 2017. The Company has been in active negotiations with the holder of the Notes (the “Holder”) relating to a potential negotiated resolution in lieu of the Company repurchasing the Notes pursuant to the Indenture provisions.

On March 9, 2017, the Company and the Holder signed a Note Repurchase Agreement providing for the (a) immediate payment to the Holder of $500,000 in cash, plus accrued interest through the stated maturity of the notes at 7% per annum, with retirement by the Holder of an equivalent amount of bonds; (b) immediate issuance to the Holder of $1.5 million worth of the Company’s common stock based on the 5-day VWAP of $0.3713 per share for the common stock measured from March 1, 2017; (c) payment, on the earlier of March 31, 2017 or the third business day after any new funding raise by the Company, of $500,000 plus accrued interest through the stated maturity of the Notes at 7% per annum, with a commensurate Bond retirement to occur upon the fulfillment of all obligations under the repurchase agreement; (d) payment, on April 19, 2017, of $2,000,000, plus accrued interest through the stated maturity of the Notes at 7% per annum, with retirement of $2,000,000 of bonds; payment, on May 20, 2017, of $2,500,000 plus accrued interest through the stated maturity of the Notes at 7% per annum, with retirement of $2,500,000 of bonds; (e) payment, on June 20, 2017, of $5,500,000 plus accrued interest through the stated maturity of the Notes at 7% per annum, with retirement of $5,500,000 of bonds; and (f) payment, when any cumulative financing of new cash during the period of the Note Repurchase Agreement exceeds $15 million, of 30% of such excess amount to repurchase Notes from the Holder within three business days of the closing of any such raise. Such prepayments will reduce the latest scheduled payments then currently due.

All interest payments out to the original maturity date in August of 2017 were pre-funded when the bonds were issued in August of 2014, so there will be no net requirement for the Company to use operating funds for any of the various interest payments.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained above in Item 1.01 is hereby incorporated by reference into this Item 3.02.

Item 3.02.	Unregistered Sales of Equity Securities.

The information contained above in Item 1.01 is hereby incorporated by reference into this Item 3.02. The Company intends the issuance of common stock to the Holder to be exempt from registration pursuant to Section 3(a)(9) of the Securities Act.

Statements made in this Form 8-K that are not historical facts, including statements concerning future payments and repurchases under the repurchase agreement, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Words such as “expect,” “believe,” “intend,” “design,” “plan,” “continue,” “may,” “will,” “anticipate,” and similar expressions are intended to identify forward-looking statements.  Actual results may differ materially from those projected in any forward-looking statement.  Specifically, there are a number of important factors that could cause actual results to differ materially from those anticipated, such as risks related to the Company’s ability to fulfill its repayment obligations under the repurchase agreement, the risk of a default in its obligations under any installment under the agreement, the Company’s ongoing ability to raise additional capital including to satisfy its obligations under the repurchase agreement, risks related to the Company’s ability to enroll patients in its clinical trials and complete the trials on a timely basis, uncertainties about the clinical trials process, uncertainties about the timely performance of third parties, risks related to whether the Company’s products will demonstrate safety and efficacy, risks related to the Company’s and Cognate’s abilities to carry out the intended manufacturing expansions contemplated in the Cognate Agreements, risks related to the Company’s ability to carry out the Hospital Exemption program and risks related to possible reimbursement and pricing.  Additional information on these and other factors, including Risk Factors, which could affect the Company’s results, is included in its Securities and Exchange Commission (“SEC”) filings.  Finally, there may be other factors not mentioned above or included in the Company’s SEC filings that may cause actual results to differ materially from those projected in any forward-looking statement.  You should not place undue reliance on any forward-looking statements.  The Company assumes no obligation to update any forward-looking statements as a result of new information, future events or developments, except as required by securities laws.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTHWEST BIOTHERAPEUTICS, INC.

Date: March 9, 2017	By: /s/ Linda Powers
Name: Linda Powers Title: Title: Chief Executive Officer and Chairman